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                                                                    EXHIBIT 23.1


                                                           EBNER STOLZ & PARTNER



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-95268, 333-07313, 333-07315, 333-22717, 333-66457, 333-66429
and 333-66455) of Brooks Automation, Inc. of our report dated December 13, 1999, with respect to the financial statements prepared in conformity with German GAAP of the Infab Group appearing in Amendment No. 1 to the Current Report on Form 8-K/A of Brooks Automation, Inc. dated December 14, 1999.



Stuttgart, December 14, 1999

                                  Dr. Ebner, Dr. Stolz and Partner GmbH
                                  Auditors
                                  Tax Consultants


                                  Dr. Wolfgang Russ
                                  Auditor

                                  Eberhard Poschke
                                  Auditor